Exhibit 99.1

UNAUDITED CONDENSED

CONSOLIDATED BALANCE SHEETS

(In thousands)

	June 30, 2003	December 31, 2002
ASSETS
Current Assets:
Cash and cash equivalents	$107,597	$127,292
Restricted cash and investments	192,885
Accounts receivable, net	57,904	68,421
Other current assets	73,237	85,697
Assets held for sale	153,521	303,702

Total current assets	585,144	585,112

Property and equipment, net	2,634,575	2,696,985
Goodwill and other intangible assets, net	1,688,912	1,734,679
Deferred income taxes	411,920	383,431
Other long-term assets	255,701	261,996

Total	$5,576,252	$5,662,203

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and accrued expenses	$92,422	$113,832
Accrued interest	59,479	63,611
Convertible notes, net—2.25%	140,123	210,899
Current portion of long-term obligations (excluding 2.25% convertible notes)	94,123	58,982
Other current liabilities	36,663	38,739
Liabilities held for sale	138,508	200,215

Total current liabilities	561,318	686,278

Long-term obligations	3,282,589	3,178,656
Other long-term liabilities	29,822	41,379

Total liabilities	3,873,729	3,906,313

Minority interest in subsidiaries	16,717	15,567

STOCKHOLDERS’ EQUITY:
Class A Common Stock	1,947	1,856
Class B Common Stock	77	79
Class C Common Stock	23	23
Additional paid-in capital	3,782,193	3,642,019
Accumulated deficit	(2,086,368)	(1,887,030)
Accumulated other comprehensive loss	(980)	(5,564)
Note receivable	(6,720)	(6,720)
Treasury stock	(4,366)	(4,340)

Total stockholders’ equity	1,685,806	1,740,323

Total	$5,576,252	$5,662,203

(Continued)

UNAUDITED CONDENSED

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002
REVENUES:
Rental and management	$151,916	$132,017	$298,378	$258,618
Network development services	26,306	33,820	44,769	70,805

Total operating revenues	178,222	165,837	343,147	329,423

OPERATING EXPENSES:
Rental and management	54,205	57,062	108,901	114,013
Network development services	24,421	28,921	42,542	62,337
Depreciation and amortization	80,770	79,804	161,150	154,439
Corporate general and administrative expense	5,962	6,474	11,997	13,303
Restructuring expense		2,952		5,774
Development expense	1,003	1,027	1,616	3,467
Impairments and net loss on sale of long-lived assets	8,036	5,017	11,732	1,311

Total operating expenses	174,397	181,257	337,938	354,644

INCOME (LOSS) FROM OPERATIONS	3,825	(15,420)	5,209	(25,221)

OTHER INCOME (EXPENSE):
Interest income, TV Azteca, net	3,528	3,471	7,030	6,900
Interest income	1,930	774	2,856	1,811
Interest expense	(71,201)	(65,537)	(142,943)	(129,307)
Loss on investments and other expense	(402)	(17,808)	(25,599)	(19,355)
Loss from write-off of deferred financing fees and extinguishment of debt			(5,841)	(8,869)
Note conversion expense (A)	(35,832)		(38,482)
Minority interest in net earnings of subsidiaries	(793)	(491)	(1,363)	(734)

Total other expense	(102,770)	(79,591)	(204,342)	(149,554)

LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(98,945)	(95,011)	(199,133)	(174,775)
INCOME TAX BENEFIT	17,985	27,312	37,493	50,027

LOSS FROM CONTINUING OPERATIONS BEFORE CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE	(80,960)	(67,699)	(161,640)	(124,748)

LOSS FROM DISCONTINUED OPERATIONS, NET (B)	(26,755)	(33,469)	(37,698)	(48,192)

LOSS BEFORE CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE	(107,715)	(101,168)	(199,338)	(172,940)

CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE, NET OF INCOME TAX BENEFIT OF $14,438 (C)				(562,618)

NET LOSS	$(107,715)	$(101,168)	$(199,338)	$(735,558)

BASIC AND DILUTED NET LOSS PER COMMON SHARE AMOUNTS
Loss from continuing operations before cumulative
effect of change in accounting principle	$(0.40)	$(0.35)	$(0.81)	$(0.64)
Discontinued operations	(0.13)	(0.17)	(0.19)	(0.25)
Cumulative effect of change in accounting principle				(2.88)

BASIC AND DILUTED NET LOSS PER COMMON SHARE	$(0.53)	$(0.52)	$(1.00)	$(3.77)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	202,913	195,361	199,328	195,322

NOTES TO CONSOLIDATED STATEMENTS OF OPERATIONS

(A)	Note conversion expense represents the fair value of incremental stock issued to the Company’s 2.25% noteholders to convert their holdings prior to the first scheduled redemption date of October 2003.

(B)	During the three months ended June 2003, the Company committed to the disposal through sale of its wholly owned subsidiary Kline Iron & Steel Co. Inc. (Kline) The total revenue and segment operating profit for Kline for the three months ended June 30, 2003 and 2002 were approximately $10.7 million and $0.2 million and $24.5 million and $2.0 million, respectively. Total revenue and segment operating profit for Kline for the six months ended June 30, 2003 and 2002 were approximately $22.9 million and $1.0 million and $47.5 million and $3.9 million, respectively. The above statements of operations have been adjusted to reflect the results of these operations, as well as those from our wholly owned subsidiary Verestar, Inc., as discontinued operations.

(C)	Effective January 1, 2002, the Company adopted SFAS No. 142 “Goodwill and Intangible Assets” and recognized a $562.6 million charge (net of a tax benefit of $14.4 million) as the cumulative effect of a change in accounting principle related to the write-down of goodwill to its fair value.

(Continued)

UNAUDITED CONDENSED

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Six Months Ended June 30,
	2003	2002
CASH FLOWS PROVIDED BY OPERATING ACTIVITIES:
Net loss	$(199,338)	$(735,558)
Cumulative effect of change in accounting principle, net		562,618
Other non-cash items reflected in statement of operations	265,104	187,771
Decrease in assets	7,558	27,467
Decrease in liabilities	(22,737)	(9,826)

Cash provided by operating activities	50,587	32,472

CASH FLOWS PROVIDED BY (USED FOR) INVESTING ACTIVITIES:
Payments for purchase of property and equipment and construction activities	(32,691)	(131,265)
Payments for acquisitions	(41,096)	(21,651)
Proceeds from sale of businesses and other long-term assets	77,317	20,029
Deposits, investments and other long-term assets	635	(10,735)

Cash provided by (used for) investing activities	4,165	(143,622)

CASH FLOWS (USED FOR) PROVIDED BY FINANCING ACTIVITIES:
Borrowings under credit facilities		160,000
Proceeds from senior subordinated notes and warrants offering	419,884
Repayment of long-term obligations	(256,953)	(102,848)
Repayment of 2.25% convertible notes	(24,846)
Restricted cash and investments	(192,885)	46,601
Deferred financing costs and other	(19,647)	910

Cash (used for) provided by financing activities	(74,447)	104,663

NET DECREASE IN CASH AND CASH EQUIVALENTS	(19,695)	(6,487)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	127,292	35,958

CASH AND CASH EQUIVALENTS, END OF PERIOD	$107,597	$29,471

CASH PAID FOR INCOME TAXES	$1,158	$425

CASH PAID FOR INTEREST	$118,267	$126,118